PROXY
                               PRELIMINARY COPY

                             HEALTH IMAGES, INC.
                  SPECIAL MEETING OF STOCKHOLDERS -- , 1997
                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

   The undersigned hereby appoints ROBERT D. CARL, III and ROBIN EUBANKS MURRAY, and either of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.01 per share of Health Images, Inc. ("Health Images") which the undersigned could vote if personally present at the
Special Meeting of Stockholders of Health Images to be held at              , on
           , 1997, at  :  a.m., local time, and any adjournment thereof:


                  (Continued and to be signed on other side)

------------
  Common


   1. Approval and adoption of the Plan and Agreement of Merger, dated December 2, 1996, attached as Annex A to the Prospectus- Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Hammer Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into Health Images, and stockholders of Health Images will receive 0.446 of a share of HEALTHSOUTH Common Stock for each share of Health Images Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement.

          FOR                      AGAINST                   ABSTAIN
         [  ]                       [  ]                      [   ]

   2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

                                              Dated: ___________________________

                                              __________________________________
                                              Signature(s)

                                              __________________________________

                                              (Please  sign exactly and as fully
                                              as your name appears on your stock
                                              certificate.  If  shares  are held
                                              jointly,  each stockholder  should
                                              sign.)